UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Poshmark, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Poshmark, Inc.
Important Notice Regarding the Availability of Proxy Materials
Stockholders Meeting to be held on June 14, 2022
For Stockholders of record as of April 18, 2022
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.
To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/POSH
To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.
Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.
For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/POSH
Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.
If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before June 03, 2022.
To order paper materials, use one of the following methods.
INTERNET
www.investorelections.com/POSH
When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.
(866) 648-8133
TELEPHONE
* E-MAIL
paper@investorelections.com
* If requesting material by e-mail, please send a blank
in the subject line. No other requests, instructions OR
e-mail with the 12 digit control number (located above)
other inquiries should be included with your e-mail
requesting material.
Poshmark, Inc.
Meeting Type: Annual Meeting of Stockholders Date: Tuesday, June 14, 2022 Time: 10:00 AM, Pacific Time
Place: Annual Meeting to be held live via the internet - please visit www.proxydocs.com/POSH for more details
You must register to attend the meeting online and/or participate at www.proxydocs.com/POSH
SEE REVERSE FOR FULL AGENDA

Poshmark, Inc.
Annual Meeting of Stockholders
THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2
PROPOSAL
1. To elect the nominees of the Board of Directors as Class I Directors to serve until our 2025 Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until their earlier death, resignation, or removal.
1.01 Manish Chandra 1.02 Navin Chaddha 1.03 Jenny Ming
2. To ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.